UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                 Other Events.

Appointment of Executive Officer

On November 9, 2004, SIRVA, Inc. announced the appointment of Kevin Pickford as President of SIRVA’s European Operations, effective immediately.  Mr. Pickford, who will report directly to Brian P. Kelley, SIRVA’s President and Chief Executive Officer, has worked in the relocation industry for more than 26 years.  Starting in 1978 in the U.K., he held various roles with SIRVA’s Pickfords brand, primarily in the accounting and finance departments. From 1982 — 1986, he held increasingly senior roles in the finance function of the growing business in Australia, leading to his appointment in 1986 as CFO for Australia and New Zealand.  In 1993, he was appointed to the role of managing director for Allied Pickfords with responsibility for all Australian and New Zealand operations. In 1997, he assumed operating responsibility for Asia to complete the Asia Pacific regional role.

Mr. Pickford will be based in SIRVA’s European headquarters just outside London.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: November 12, 2004
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel